Exhibit 5.3

Osler, Hoskin & Harcourt LLP Box 50, 1 First Canadian Place Toronto, Ontario, Canada M5X 1B8 416.362.2111 MAIN 416.862.6666 FACSIMILE

Toronto	May 26, 2022
Montréal
Calgary	Bank of Montreal
100 King Street West
Ottawa	1 First Canadian Place
Toronto, Ontario
Vancouver	Canada, M5X 1A1

New York	Dear Sirs/Mesdames:

Re: Bank of Montreal – Senior Medium-Term Notes, Series D, E, F, G & I

We have acted as Canadian counsel to Bank of Montreal (the “Bank”) in connection with its issuance from time to time of certain senior debt securities that will be issued under its Medium-Term Note Program, Series D, E, F, G & I (the “Senior Debt Securities”). The Senior Debt Securities will be issued from time to time by the Bank pursuant to the Senior Indenture dated as of January 25, 2010 between the Bank and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (the “Original Trustee”), as supplemented by the First Supplemental Indenture thereto dated as of September 23, 2018 between the Bank and the Original Trustee, and, solely with respect to the Bank’s Senior Medium-Term Notes, Series G, the Second Supplemental Indenture thereto dated as of May 27, 2021 among the Bank, The Bank of New York Mellon (the “Series Trustee”), as trustee with respect to the Senior Medium-Term Notes, Series G, and the Original Trustee, and, solely with respect to the Bank’s Senior Medium-Term Notes, Series I, the Third Supplemental Indenture thereto dated as of May 26, 2022 among the Bank, the Series Trustee, as trustee with respect to the Senior Medium-Term Notes, Series I, and the Original Trustee, as the same may be amended and supplemented from time to time (collectively, the “Senior Debt Indenture”).

We have examined certain portions of the following:

(i)	the Senior Debt Indenture;

(ii)	the registration statement of the Bank on Form F-3, file number 333-264388, as amended (the “Registration Statement”);

(iii)	the secretary’s certificate dated May 26, 2022 as to, among other things:

(a)	the by-laws of the Bank (the “By-Laws”);

(b)	the resolutions of the board of directors of the Bank passed on May 25, 2022, March 1, 2022, January 14, 2022, February 25, 2020, August 28, 2018

and April 3, 2017 relating to the Senior Debt Securities (the “Board Resolutions”); and

(c)	certain other matters of fact; and

(iv)

the forms of master notes (the “Master Notes”) and global notes (the “Global Notes”, and together with the Master Notes, collectively, the “Note Certificates” and each, a “Note Certificate”) that will represent the Senior Debt Securities.

For the purposes of our opinions below, we have examined such statutes, public and corporate records, certificates and other documents, and considered such questions of law, as we have considered relevant and necessary as a basis for the opinions expressed herein. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic or electronic copies or facsimiles. For the purposes of the opinions expressed herein, we have, without independent investigation or verification, assumed that the Senior Debt Indenture has been duly authorized, executed and delivered by each party thereto including the Bank and constitutes a legal, valid and binding obligation of each party thereto including the Bank (with respect to the Bank our assumptions are limited to those provisions thereof that are not governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein).

Insofar as the opinions given herein relate to any future issue of Senior Debt Securities, such opinions must be read subject to our assumptions herein and our further assumptions that as at the date of any such issue:

(i)	the Senior Debt Indenture provided to us for review is a true and complete copy of the Senior Debt Indenture;

(ii)	each Note Certificate is consistent with the form of Note Certificate that we have been provided with for review;

(iii)

we have been provided with for our review true and complete copies of all officer’s certificates, authorizations and bank orders relating to the Senior Debt Securities (“Authorizing Documents”), each distribution, agency or dealer agreement or accession thereto relating to the issuance of the Senior Debt Securities and all other agreements or documents of similar effect (all of the foregoing in this paragraph (iii), together with the Senior Debt Indenture and each Note Certificate, collectively, the “Transaction Documents”);

(iv)

each of the Transaction Documents has been authorized by all necessary corporate action by the Bank, has been duly executed and delivered by the Bank by an authorized officer or authorized officers of the Bank and continues to be in full force and effect, unamended;

(v)

the Senior Debt Securities, each Note Certificate and all Authorizing Documents are being issued in accordance with the terms and conditions of the Senior Debt Indenture and in conformity with the Senior Debt Indenture and there are no other agreements or documents required for the valid issuance of the Senior Debt Securities other than the Transaction Documents;

(vi)

each of the Transaction Documents has been duly authorized, executed and delivered or, in the case of the Note Certificates, authorized, authenticated and delivered in accordance with the Senior Debt Indenture, by each party thereto, and constitutes a legal, valid and binding obligation of, each party thereto including the Bank (with respect to the Bank our assumptions are limited to those provisions thereof that are not governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein);

(vii)

there are no material variations to the terms and conditions of the Senior Debt Securities from those set forth in the Senior Debt Indenture and there have been no material variations to the Transaction Documents from the Transaction Documents that we have been provided with for review;

(viii)

the terms of such issue shall have been duly approved by a person or persons so authorized pursuant to the Board Resolutions or any other applicable board resolutions of the Bank relating to such issuance;

(ix)	the issuance of the Senior Debt Securities has been authorized by all necessary corporate action by the Bank;

(x)

the aggregate principal amount of all senior debt securities, subordinated debt securities, common shares, Class A preferred shares and Class B preferred shares of the Bank shall not exceed U.S.$42,000,000,000 (or the equivalent thereof in other currencies) or any other limitations set forth in any board resolution of the Bank, as determined pursuant to the Board Resolutions after giving effect to any such issue;

(xi)

the aggregate outstanding amount of all principal at risk notes and principal protected notes of the Bank shall not exceed U.S.$12,000,000,000 (or the equivalent thereof in other currencies) or any other limitations set forth in any board resolution of the Bank, as determined pursuant to the Board Resolutions after giving effect to any such issue;

(xii)	the By-Laws and the Board Resolutions remain in full force and effect, unamended;

(xiii)

the issue shall comply with the Board Resolutions and any other board resolutions of the Bank applicable to the Senior Debt Securities that are then in force and effect, and any internal approvals in connection with such issuance shall have been duly and validly obtained by those person or persons so authorized pursuant to the Board Resolutions and any other board resolutions of the Bank applicable to the Senior Debt Securities that are then in force and effect;

(xiv)	the Bank has duly performed and will duly perform its covenants and agreements in the Senior Debt Indenture and the Note Certificates;

(xv)

the status of each of the Senior Debt Indenture and the Note Certificates as a valid and binding obligation is not affected by any breach or default under any agreement or instrument, any failure to obtain any required approval from or make any filings with any governmental authority or third party or any violation of a rule, regulation or law;

(xvi)

the provisions for the payment of interest and other amounts under the Senior Debt Securities shall not provide for the receipt of “interest” by the recipient at a “criminal rate” within the meaning of section 347 of the Criminal Code (Canada);

(xvii)

any terms specified, or any modifications or additions made to the Prospectus, in the applicable pricing supplement, together with any other applicable documents setting out the terms of the Senior Debt Securities, shall not in any way affect the legality, validity, binding effect or enforceability of the Senior Debt Securities; and

(xviii)

the laws, jurisprudence and published administrative practices in effect on the date hereof as may pertain to the opinions expressed herein shall not have changed as at the date of any such issue of Senior Debt Securities, including the laws pertaining to the Bank’s authority to issue Senior Debt Securities, so as to render inaccurate such opinions.

In giving this opinion, we express no opinion as to any laws other than, at the date hereof, the laws of the Province of Ontario and the federal laws of Canada applicable therein.

With respect to the continuing existence of the Bank as a Schedule I bank under the Bank Act (Canada) referred to in paragraph 1 below, we have relied, without independent investigation or verification, exclusively upon a Certificate of Confirmation dated May 25,

2022 issued by the Office of the Superintendent of Financial Institutions, which certificate we assume is accurate as of the date hereof and on the date of any future issue of Senior Debt Securities.

Further, we draw to your attention that some Senior Debt Securities specified in the applicable prospectus supplements or pricing supplements, as applicable, as being “bail-inable debt securities” may be subject to conversion in whole or part into common shares of the Bank or its affiliates under subsection 39.2(2.3) of the Canada Deposit Insurance Corporation Act (Canada).

Based and relying upon the foregoing and subject to the qualifications set forth herein, we are of the opinion that:

1.	The Bank validly exists as a Schedule I bank under the Bank Act (Canada) and has the corporate power to create, issue and sell the Senior Debt Securities.

2.

When the creation of the Senior Debt Securities has been duly authorized by the Bank and when the terms of particular Senior Debt Securities and the issuance and sale of such Senior Debt Securities have been duly authorized by all necessary corporate action in conformity with the Senior Debt Indenture, and when such Senior Debt Securities have been duly executed, authenticated and issued in accordance with the Senior Debt Indenture and delivered against payment therefor as contemplated in the Registration Statement, any applicable prospectus supplement, any applicable pricing supplement and any applicable agreement of purchase and sale, such Senior Debt Securities will be validly issued.

3.

The Senior Debt Indenture has been duly authorized, executed and, to the extent delivery is a matter governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein, delivered by the Bank, and does, with respect to the provisions thereof governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein, constitute a legal, valid and binding obligation of the Bank enforceable against it in accordance with its terms.

The opinions expressed herein are provided solely for the benefit of the addressees in connection with the Senior Debt Securities to be issued under the Registration Statement and are not to be transmitted to any other person, nor are they to be relied upon by any other person or for any other purpose or referred to in any public document or filed with any government agency or other person without our prior express consent.

The opinion set forth in paragraph 3 above as to the enforceability of the Senior Debt Indenture is subject to the following qualifications:

(i)

enforceability may be limited by the Canada Deposit Insurance Corporation Act (Canada), the Winding-up and Restructuring Act (Canada) and bankruptcy, insolvency, reorganization, receivership, preference, moratorium, arrangement or winding-up laws or other similar laws affecting the enforcement of creditors’ rights generally;

(ii)

enforceability may be limited by equitable principles, including the principle that equitable remedies such as specific performance and injunction may only be granted in the discretion of a court of competent jurisdiction;

(iii)

pursuant to the Currency Act (Canada), a judgment by a Canadian court must be awarded in Canadian currency and such judgment may be based on a rate of exchange in existence on a day other than the day of payment; and

(iv)

enforceability will be subject to the limitations contained in the Limitations Act, 2002 (Ontario), and we express no opinion as to whether a court may find any provision of the Senior Debt Indenture to be unenforceable as an attempt to vary or exclude a limitation period under that Act.

If a pricing supplement relating to the offer and sale of particular notes (the “Notes”) representing the Senior Debt Securities is prepared and filed by the Bank with the U.S. Securities and Exchange Commission on a date after the date hereof and such pricing supplement contains a reference to our firm and our opinion substantially in the form set forth below, the consent set forth below shall apply to the reference to us and our opinion in substantially the following form:

In the opinion of Osler, Hoskin & Harcourt LLP, the issue and sale of the Notes has been duly authorized by all necessary corporate action of the Bank in conformity with the Senior Indenture, and when [this pricing supplement has been attached to, and duly notated on, the master note that represents the Notes] [the Notes have been duly completed in accordance with the senior indenture] [the Notes will have been validly executed, authenticated, issued and delivered], to the extent that validity of the Notes is a matter governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein and will be valid obligations of the Bank, subject to the following limitations (i) the enforceability of the senior indenture may be limited by the Canada Deposit Insurance Corporation Act (Canada), the Winding-up and Restructuring Act (Canada) and bankruptcy, insolvency, reorganization, receivership, moratorium, arrangement or winding-up laws or other similar laws affecting the enforcement of creditors’ rights generally; (ii) the enforceability of the senior indenture may be limited by equitable principles, including the principle that equitable remedies such as specific performance and injunction may only be granted in the discretion of a court of competent jurisdiction; (iii) pursuant to the

Currency Act (Canada) a judgment by a Canadian court must be awarded in Canadian currency and that such judgment may be based on a rate of exchange in existence on a day other than the day of payment; and (iv) the enforceability of the senior indenture will be subject to the limitations contained in the Limitations Act, 2002 (Ontario), and such counsel expresses no opinion as to whether a court may find any provision of the senior indenture to be unenforceable as an attempt to vary or exclude a limitation period under that Act. This opinion is given as of the date hereof and is limited to the laws of the Provinces of Ontario and the federal laws of Canada applicable therein. In addition, this opinion is subject to certain assumptions about (i) the Trustees’ authorization, execution and delivery of the senior indenture, (ii) the genuineness of signatures and (iii) certain other matters, all as stated in the letter of such counsel dated May 26, 2022, which has been filed as Exhibit 5.3 to Bank of Montreal’s Form 6-K filed with the SEC and dated May 26, 2022.

Each of the opinions set forth herein or referenced in any pricing supplement relating to the Notes may be relied upon by each of Ashurst LLP and Mayer Brown LLP for the purposes of their respective opinions with respect to the matters contemplated hereby.

We hereby consent to the filing of this opinion as an exhibit to the Bank’s Report of Foreign Private Issuer on Form 6-K. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required by the United States Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Yours very truly,

/s/ Osler, Hoskin & Harcourt LLP